                                                                    Exhibit 99.1

NEWS RELEASE                              Contact:  Derek Gaertner
For Immediate Release                               580 2nd Street, Suite 102
                                                    Encinitas, CA 92024
                                                    Phone: (760) 479-5075

                           MACC PRIVATE EQUITIES INC.
           ANNOUNCES RESULTS OF FIRST QUARTER FISCAL YEAR 2009

ENCINITAS,  CALIFORNIA  -- (February  17,  2009) -- On February  17, 2009,  MACC
Private  Equities Inc.  (NASDAQ Capital Market:  MACC) announced its preliminary results of operations from the first quarter of its fiscal year 2009,  which are subject to adjustment upon completion of its annual audit.

         For the first quarter of fiscal 2009,  MACC recorded  total  investment income of $211,379,  as compared to total investment  income of $260,004 for the first  quarter of fiscal  2008.  The decrease in  investment  income was the net effect of a $24,361  increase  in  dividend  income,  and a $72,986  decrease in interest income.  Total operating  expenses for the first quarter of fiscal 2009 were $293,399, as compared to $307,563 for the first quarter of fiscal 2008. The decrease in total operating  expenses is the net effect of a $55,608 decrease in interest  expense,  a $7,979  increase in management  fees, a $1,508 increase in professional  fees,  and a $31,957  increase in other  expenses.  Net investment expense for the first  quarter of fiscal 2009 was $82,020,  as compared to a net investment expense of $47,559 in the first quarter of fiscal 2008.

         MACC had no net  realized  gain or loss on  investments  for the  first quarter of fiscal 2009, the same as for the first quarter of fiscal 2008. During the first  quarter of fiscal  2009,  MACC  recorded  a net change in  unrealized appreciation/depreciation  on  investments  of  $269,100,  as  compared to a net change in  unrealized  appreciation/depreciation  on  investments  of ($721,354)
during the first quarter of fiscal 2008.

         These items resulted in a net increase in net assets from operations at the end of the first  quarter of fiscal  2009  $187,080,  as  compared  to a net decrease in net assets from operations at the end of the first quarter of fiscal
2008 of $768,913.

         MACC net asset value at December 31, 2008, was  $10,622,061 as compared to $10,751,897 at December 31, 2007.  MACC's net asset value per share increased to $4.31 at December 31, 2008,  from $4.23 at September  30, 2008 and  decreased from $4.36 at December 31, 2007.

         MACC is a  business  development  company  in the  business  of  making investments  in small  businesses  in the United  States.  MACC common  stock is traded on the Nasdaq Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2008,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies  and the ability to obtain future  funding,  any failure to achieve  annual  investment  level  objectives,  changes  in  prevailing  market interest rates, and  contractions in the markets for corporate  acquisitions and initial  public  offerings.  MACC  further  cautions  that such  factors are not exhaustive or exclusive.  MACC does not undertake to update any  forward-looking statement which may be made from time to time by or on behalf of MACC.

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